   Exhibit 99.1

Applied Molecular Transport Reports Second Quarter 2020 Financial Results

-	Company debuts with successful $177 million IPO
-	Plans to initiate three Phase 2 clinical trials for AMT-101 in 2020; anticipates top-line data readouts in 2H 2021 and 1H 2022
-	On track to file IND/CTA by year-end 2020 for AMT-126, AMT’s second therapeutic product candidate

SOUTH SAN FRANCISCO, August 11, 2020 -- Applied Molecular Transport (Nasdaq: AMTI), a clinical-stage biopharmaceutical company, today reported financial results for the second quarter ended June 30, 2020.

“As we expected, 2020 has been a transformational year with the successful execution of our initial public offering, the appointment of key executives, the generation of important clinical data for our lead product candidate AMT-101, and the advancement of AMT-101 into a comprehensive Phase 2 clinical program during the second half of this year,” said Tahir Mahmood, Ph.D., chief executive officer and co-founder of AMT. “The AMT-101 Phase 1a/b clinical data are a compelling validation of our technology platform as an engine for developing differentiated oral biologics product candidates including peptides, proteins, antibodies and RNA therapeutics.”

Recent Business Highlights

•	Completed a successful initial public offering with gross proceeds of $177 million
•	Appointed experienced executives to build out AMT’s leadership team across key functions, including clinical development, finance, business development and strategy, and manufacturing
•

Presented preclinical data on AMT-101 (an oral gastrointestinal tissue-targeted biologic rhIL-10 fusion) in a plenary session at the European Crohn’s and Colitis Organisation (ECCO) annual meeting demonstrating activity and efficacy of AMT-101 in an ulcerative colitis (UC) model, offering potentially improved efficacy and safety compared to systemically administered rhIL-10

•	Completed a successful Phase 1a/b clinical trial for oral AMT-101 in healthy volunteers and UC patients
o

UC patients with active inflammation treated with AMT-101 showed trends of improvement in objective disease markers such as fecal calprotectin and histopathologic scores after only 14 days of treatment

o	AMT-101 was well tolerated in both healthy volunteers and UC patients
•	Activated AMT’s internal GMP biologics manufacturing facility
•	Selected as one of three finalists for the Fierce Innovations Award for AMT-101

Anticipated Upcoming Catalysts

•

Advancing oral AMT-101 into a comprehensive Phase 2 clinical program including biologic-naïve and treatment-experienced UC patients, in combination with anti-TNFα therapy in UC, and in patients with pouchitis in 2020; and an additional combination study with anti-TNFα therapy in patients with rheumatoid arthritis is planned for 2021

•

On track to submit an IND/CTA for AMT-126, a GI-selective oral fusion of rhIL-22, by year-end 2020 for diseases related to intestinal epithelium barrier defects driven by activation of the innate immune system

Financial Results for the Second Quarter Ended June 30, 2020

Research and development (R&D) expenses. Total R&D expenses for the second quarter of 2020 were $12.8 million, compared to $6.5 million for the same period in 2019. The increase was primarily due to higher expenses associated with clinical trials, compensation, contract manufacturing and facilities related expenses, offset by a decrease in other research and development activities.

General and administrative (G&A) expenses. Total G&A expenses for the second quarter of 2020 were $2.5 million, compared to $0.9 million for the same period in 2019. The increase was primarily due to an increase in personnel costs and professional fees.

Net loss. Net loss for the second quarter of 2020 was $15.4 million, compared to $7.3 million for the second quarter of 2019.

Cash, cash equivalents, and investments. As of June 30, 2020, cash, cash equivalents, and investments were $163.3 million, compared to $32.7 million at December 31, 2019. The increase was primarily driven by the company’s initial public offering in June of this year.

About Applied Molecular Transport Inc.

Applied Molecular Transport Inc. is a clinical-stage biopharmaceutical company leveraging its proprietary technology platform to design and develop a pipeline of novel oral biologic product candidates to treat autoimmune, inflammatory, metabolic, and other diseases. AMT’s proprietary technology platform allows it to exploit existing natural cellular trafficking pathways to facilitate the active transport of therapeutic payloads across the intestinal epithelium (IE) barrier. Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across the IE barrier. AMT believes that its ability to exploit this mechanism is a key differentiator of its approach. AMT is developing oral biologic product candidates in patient-friendly tablet and capsule forms that are designed for either targeting local gastrointestinal (GI) tissue or entering systemic circulation to precisely address the relevant biology of a disease. AMT is building a portfolio of oral product candidates based on its technology platform including its lead product candidate, AMT-101, an oral GI-selective interleukin 10 that has completed a Phase 1b clinical trial in patients with ulcerative colitis (UC). AMT further plans to initiate Phase 2 clinical trials of AMT-101 in UC and related inflammatory indications. AMT’s technology platform enables it to design and develop various oral biologic therapeutic modalities, such as peptides, proteins, full-length antibodies, antibody fragments, and RNA therapeutics, with potentially significant advantages over existing marketed and development-stage drugs.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “intend,” “may,” “plan,” “potentially” “will” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our research programs; our ability to use and expand our technology platform to build a pipeline of product candidates; uncertainty of developing biologic therapeutics;  our ability to advance product candidates into, and successfully complete, clinical trials; the timing or likelihood of regulatory filings and approvals; our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; the commercializing of our product candidates, if approved; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; future strategic arrangements and/or collaborations and the potential benefits of such arrangements; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our ability to obtain additional capital; the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; our ability to retain the continued service of our key personnel and to identify, hire and retain additional qualified personnel; the implementation of our strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights, including our technology platform, product candidates and research programs; our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the pricing, coverage and reimbursement of our product candidates, if approved; developments relating to our competitors and our industry, including competing product candidates and therapies; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2020, and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Applied Molecular Transport Inc.

Condensed Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019(*)
Assets
Current assets:
Cash and cash equivalents	$23,401	$12,727
Short-term investments	139,862	19,676
Prepaid expenses	1,764	532
Deferred offering costs	—	366
Other current assets	611	152
Total current assets	165,638	33,453
Property and equipment, net	6,786	4,091
Long-term investments	—	249
Restricted cash	108	108
Other assets	128	632
Total assets	$172,660	$38,533
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,437	$2,666
Accrued expenses	2,288	1,315
Deferred rent, current	48	13
Other current liabilities	97	42
Total current liabilities	6,870	4,036
Deferred rent	496	526
Other liabilities	185	58
Total liabilities	7,551	4,620
Commitments and contingencies (Note 6)
Series A convertible preferred stock, $0.0001 par value, 0 shares authorized, issued, and outstanding as of June 30, 2020 and 5,157,213 shares authorized, issued and outstanding, as of December 31, 2019; liquidation value of $0 as of June 30, 2020 and $33,000 as of December 31, 2019	—	32,826
Series B convertible preferred stock, $0.0001 par value, 0 shares authorized, issued, and outstanding as of June 30, 2020 and 3,992,919 shares authorized, issued and outstanding as of December 31, 2019; liquidation value of $0 as of June 30, 2020 and $31,025 as of December 31, 2019	—	30,921
Series C convertible preferred stock, $0.0001 par value, 0 shares authorized, issued, and outstanding as of June 30, 2020 and 4,816,160 shares authorized, issued and outstanding as of December 31, 2019; liquidation value of $0 as of June 30, 2020 and $41,949 as of December 31, 2019	—	41,868
Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 450,000,000 shares authorized as of June 30, 2020 and 32,000,000 shares authorized as of December 31, 2019; 34,050,624 and 7,360,738 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	3	1
Additional paid-in capital	268,588	1,078
Accumulated other comprehensive income	2	13
Accumulated deficit	(103,484)	(72,794)
Total stockholders’ equity (deficit)	165,109	(71,702)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$172,660	$38,533

(*)	Derived from audited Financial Statements.

Applied Molecular Transport Inc.

Condensed Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$12,836	$6,500	$25,790	$10,866
General and administrative	2,487	867	4,976	1,502
Total operating expenses	15,323	7,367	30,766	12,368
Loss from operations	(15,323)	(7,367)	(30,766)	(12,368)
Interest income	48	58	131	59
Other expense, net	(104)	—	(55)	—
Net loss	$(15,379)	$(7,309)	$(30,690)	$(12,309)
Net loss per share, basic and diluted	$(1.11)	$(0.99)	$(2.88)	$(1.67)
Weighted-average shares of common stock outstanding, basic and diluted	13,869,040	7,360,738	10,643,240	7,360,738
Comprehensive loss:
Net loss	$(15,379)	$(7,309)	$(30,690)	$(12,309)
Other comprehensive income (loss):
Unrealized gains on investments	2	—	8	—
Amounts recognized for net realized gains included in net loss	(19)	—	(19)	—
Total comprehensive loss	$(15,396)	$(7,309)	$(30,701)	$(12,309)

Contacts:
Sylvia Wheeler

Principal, Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Alexandra Santos

Senior Partner, Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com